EXHIBIT 21

FIRSTBANK CORPORATION SUBSIDIARIES

NAME	STATE OF INCORPORATION	OWNERSHIP
Firstbank – Alma	Michigan	100%
Firstbank (Mt. Pleasant)	Michigan	100%
Firstbank – West Branch	Michigan	100%
Firstbank – St. Johns	Michigan	100%
Keystone Community Bank	Michigan	100%
1st Armored, Inc.	Michigan	100% by Firstbank – West Branch
1st Title, Inc.	Michigan	100% by Firstbank – West Branch
Firstbank – Alma Mortgage Company	Michigan	100% by Firstbank - Alma
Firstbank (Mt. Pleasant) Mortgage Company	Michigan	100% by Firstbank (Mt. Pleasant)
Firstbank – West Branch Mortgage Company	Michigan	100% by Firstbank – West Branch
Firstbank – St. Johns Mortgage Company	Michigan	100% by Firstbank – St. Johns
Keystone Mortgage Services, LLC	Michigan	99% by Keystone Community Bank and 1% by Firstbank Corporation
Keystone Premium Finance	Michigan	90% by Keystone Community Bank and 10% by Keystone Mortgage Services, LLC
Keystone T.I. Sub, LLC	Michigan	100% owned by Keystone Community Bank
KCB Title Insurance Agency, LLC	Michigan	50% owned by Keystone T.I. Sub, LLC
1st Investors Title, LLC	Michigan	49% owned by Firstbank – West Branch
FBMI Risk Management Services, Inc.	Nevada	100%
Firstbank – West Michigan	Michigan	100%
ICNB Mortgage Company, LLP	Michigan	99% by Firstbank – West Michigan and 1% by Firstbank Corporation
First Investment Center	Michigan	100% by Firstbank – West Michigan
Austin Mortgage Company, Inc	Michigan	100% by Firstbank Corporation